UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 1740
Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

BioFuel Energy Corp. (the “Company”) previously reported that on May 8, 2014, the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it had determined to delist the Company’s securities. On May 15, 2014, the Company appealed the Staff’s determination by requesting a hearing before the Nasdaq Hearing Panel (the “Panel”), which was held on June 12, 2014.

On July 1, 2014, the Company received a written decision (the “Decision”) from Nasdaq indicating that the Panel had determined to grant the Company’s request for continued listing on The Nasdaq Capital Market, provided that (1) on or before November 4, 2014, the Company closes the previously announced acquisition of the equity interests of JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP, from certain affiliates of Greenlight Capital, Inc. and James R. Brickman and (2) the combined company satisfies all requirements for initial listing on The Nasdaq Capital Market upon consummation of the transaction. The Company is diligently working to complete the acquisition and the related transactions, including the preparation of a Nasdaq listing application for the combined company, within the time period afforded by the Panel; however, there can be no assurance that the Company will be able to do so.

The Company issued a press release on July 2, 2014, announcing the receipt of the Decision from Nasdaq. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated July 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: July 2, 2014	By:	/s/ Scott H. Pearce
Name: Scott H. Pearce
Title: President and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 2, 2014.